News Release
Ryder Announces CEO Succession Plan

Retirement of Chief Executive Officer Robert E. Sanchez; Appointment of John J. Diez as CEO

•Robert E. Sanchez to retire March 31, 2026; will remain as executive chair
•John J. Diez appointed Chief Executive Officer to succeed Sanchez

MIAMI, December 12, 2025—Ryder System, Inc. (NYSE: R) announces Chairman and Chief Executive Officer (CEO) Robert E. Sanchez, 60, will retire on March 31, 2026. As part of the succession plan approved by the company’s board of directors, Ryder’s President and Chief Operating Officer John J. Diez, 54, will assume the chief executive officer role of the fully integrated logistics and transportation company, effective March 31, 2026. Diez was also elected to the company’s board of directors, effective March 31, 2026.

Sanchez, who was named Ryder CEO in January 2013 and chairman of the board in May 2013, will assume the role of executive chair of the company’s board of directors to ensure a smooth transition.

“On behalf of the board, I offer a heartfelt thank you to Robert for his steadfast leadership, strategic vision, and for delivering excellent results and record shareholder value. Robert has led the development and execution of Ryder’s balanced growth strategy to derisk the business, improve returns, and accelerate the growth of our supply chain and dedicated businesses that has transformed the company’s return profile,” says Michael F. Hilton, lead independent director of Ryder’s board. “We are proud to name John to be Ryder’s next CEO as part of a well-planned succession. John has an exceptional business track record, understands our customers’ needs, and knows the company very well as a result of his more-than-20-year tenure with Ryder.”

“Serving Ryder for more than three decades has truly been an extraordinary experience. I’ve had the privilege of working alongside the most talented and dedicated professionals in our industry to deliver for our employees, customers, and shareholders,” says Sanchez. “I’ve worked with John for over two decades and his deep understanding of our business, sound judgment and strategic mindset uniquely positions him to lead the company. I am confident that he is the right leader to drive Ryder’s continued growth.”

“It is a great honor to be a part of this exceptional organization and culture. Ryder is home to incredibly talented and determined people and a superb culture that are the foundation of its commitment to our customers,” says Diez. “Thanks to Robert’s strong leadership, we have enormous opportunities to continue growing as the complexity of supply chains intensify and the demand for our port-to-door services increases. I look forward to continuing to work closely with Robert, the board, and our entire team to leverage the power of Ryder.”

Diez has served as president and chief operating officer since January 1, 2025, contributing to the company's strategic direction and operational management. Previously, he served as executive vice president and chief financial officer. During his tenure with Ryder, Diez was also president of Ryder’s fleet management business, leading all areas of fleet operations and maintenance, as well as president of the company’s dedicated transportation business unit where he led strong revenue growth and improved business returns.

NOTE: Headshots of Sanchez and Diez are available in the Ryder Newsroom and via BusinessWire.

About Ryder System, Inc.

News Release
Ryder System, Inc. (NYSE: R) is a fully integrated port-to-door logistics and transportation company. It provides supply chain, dedicated transportation, and fleet management solutions, including warehousing and distribution, contract packaging and manufacturing, e-commerce fulfillment, last-mile delivery, managed transportation, professional drivers, freight brokerage, cross-border solutions, full-service fleet leasing, maintenance, commercial truck rental, and used vehicle sales to some of the world’s most-recognized brands. Ryder provides services to businesses across more than 20 industries throughout the United States, Mexico, and Canada. In addition, Ryder manages nearly 250,000 commercial vehicles, services fleets at approximately 760 maintenance locations, and operates nearly 300 warehouses encompassing more than 100 million square feet. Ryder is regularly recognized for its industry-leading practices; technology-driven innovations; environmental management; safety, health and security programs; and recruitment and hiring initiatives. www.ryder.com

Media: Amy Federman, afederman@ryder.com
Investor Relations: Calene Candela, ccandela@ryder.com

Note Regarding Forward-Looking Statements: Certain statements and information included in this news release are “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current plans and expectations and are subject to risks, uncertainties and assumptions. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties that could cause actual results and events to differ materially from those in the forward-looking statements including those risks set forth in our periodic filings with the Securities and Exchange Commission. New risks emerge from time to time. It is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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